UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jose Doncel from the Board of Directors

On December 18, 2019, Jose Doncel submitted his resignation from the Board of Directors of Santander Consumer USA Holdings Inc. (the “Company”), effective as of December 18, 2019.

Appointment of Homaira Akbari to the Board of Directors

On December 18, 2019, the Board appointed Homaira Akbari as a director of the Company effective as of January 1, 2020. Dr. Akbari will serve on the Company’s Risk and Regulatory and Compliance Oversight Committees. Dr. Akbari’s term will expire at the 2020 annual meeting of stockholders, and Dr. Akbari will hold office for the remainder of her term until her successor is elected and qualified.

Dr. Akbari is currently the President and Chief Executive Officer of AKnowledge Partners, LLC, a global advisory firm providing high-impact consultative strategies and advice to Fortune 1000 companies and private equity firms in the sectors of The Internet of Things (“IoT”), Cyber Security, Artificial Intelligence and analytics. From 2007 to 2012, Dr. Akbari was the President and Chief Executive Officer of SkyBitz, Inc., a leading provider of IoT asset tracking and security solutions specializing in real-time decision-making tools for companies with unpowered assets such as truck trailing equipment, intermodal containers and rail cars. Prior to her service with SkyBitz, Dr. Akbari held executive positions at Microsoft Corporation, Thales Group, TruePosition, Inc., a subsidiary of Liberty Media Corporation, and Cambridge Strategic Management Group (“CSMG”). Dr. Akbari holds a Ph.D. in particle physics from Tufts University and an MBA from Carnegie Mellon Tepper School of Business. She served as the Chair of the Johns Hopkins University Physics and Astronomy Advisory Council, and is currently a member of Business Board of Advisors for Tepper School of Business. Dr. Akbari also serves on the Board of Directors of Landstar System, Inc., a transportation logistics company listed on NASDAQ, and Banco Santander, S.A., a company incorporated in Spain and listed on the BME Madrid that is the sole shareholder of Santander Holdings, Inc., the majority shareholder of the Company. Previously, Dr. Akbari served on the board of directors of several public companies including Gemalto N.V., Veolia S.A. and Covisint Corporation, a company formerly listed on the NASDAQ.

There is no agreement or understanding between Dr. Akbari and any other person pursuant to which she was elected to the Board. Dr. Akbari is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her service as a director, Dr. Akbari will participate in our independent director compensation program, which provides for the following compensation for the independent members of the Board (to the extent applicable): (i) an annual cash retainer of $100,000; (ii) an annual grant of restricted stock units to be granted under the Company’s Omnibus Incentive Plan equal to $50,000; (iii) $70,000 in cash annually if the director serves as chair of any committee of the Board; (iv) $20,000 in cash annually if the director serves as a non-chair member of any committee of the Board; and(v) $450,000 in cash annually if the director also serves as the Chair of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: December 26, 2019

	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer